NorthWestern Energy Annual Meeting | April 24, 2014

2 Company Information & Forward Looking Statements Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date hereof unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable assumptions, actual results may differ materially. The factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K which we filed with the SEC on April 24, 2014 and our other public filings with the SEC. Company Information NorthWestern Corporation dba: NorthWestern Energy www.northwesternenergy.com Corporate Support Office 3010 West 69th Street Sioux Falls, SD 57106 Montana Operational Support Office 40 East Broadway Butte, MT 59701 SD/NE Operational Support Office 600 Market Street West Huron, SD 57350 Director of Investor Relations Travis Meyer 605-978-2945 travis.meyer@northwestern.com

About Northwestern 3 Our Vision: Enriching lives through a safe, sustainable energy future Our Mission: Working together to deliver safe, reliable and innovative energy solutions Our Values: S - safety E - excellence R - respect V - value I - integrity C - community E - environment

NWE: An Investment For The Long Term 4 We’re a fully-regulated and financially solid utility; with – Diversity across states, service type and customer segments – A 100 year history of competitive customer rates, system reliability and customer satisfaction – A strong track record of significant earnings and dividend growth – Strong cash flows aided by net operating loss carryforwards – Solid investment grade credit ratings Attractive future growth prospects; and – Reintegrating energy supply portfolio (electric and natural gas) – Distribution System Infrastructure Project (DSIP) – Transmission opportunities within our service territory Best practices corporate governance – A strong and well rounded board and executive team – Named to the Forbes “Americas Most Trustworthy Companies” for the years 2011, 2012 & 2013

# Well Rounded Board of Directors


Board of Directors

Members of the Board of Directors tour backstage at
The Mansfield Center for the Performing Arts in Great Falls, Montana.

From the left:

**Dana J. Dykhouse** – Chief Executive Officer of First PREMIER Bank. Director since 2009

**Dorothy M. Bradley** – Retired District Court Administrator for the 18th Judicial Court of Montana. Director since 2009

**Denton Louis Peoples** – Retired CEO and Vice Chairman of the Board of Orange and Rockland Utilities, Inc. Director since 2006

**E. Linn Draper Jr. – Chairman of the Board** – Retired Chairman, President and Chief Executive Officer of American Electric Power Co., Inc. Director since 2004

**Robert C. Rowe** – President and CEO of NorthWestern Corporation. Director since 2008

**Julia L. Johnson** – President and Founder of NetCommunications, LLC. Former Chairwoman of the Florida Public Service Commission. Director since 2004

**Stephen P. Adik** – Retired Vice Chairman of NiSource, Inc. Director since 2004

**Philip L. Maslowe** – Formerly Executive Vice President and Chief Financial Officer of The Wackenhut Corp. Director since 2004

NorthWestern Energy
Delivering a Bright Future

5

Strong Executive Team 6 NorthWestern Energy’s executive officers tour backstage at The Mansfield Center for the Performing Arts in Great Falls, Montana. From the left: Michael R. Cashell – VP of Transmission. 27 years utility industry experience; current position since 2011 Curtis T. Pohl – VP of Distribution. 27 years utility industry experience; current position since 2003 Patrick R. Corcoran – VP of Government and Regulatory Affairs. 34 years utility industry experience; current position since 2001 Heather H. Grahame – VP and General Counsel. 29 years legal experience (21 years representing utilities); current position since 2010 Robert C. Rowe – President and CEO. 21 years of utility and regulatory experience (including 12 years on the Montana Public Service Commission); current position since 2008 John D. Hines – VP of Supply. 24 years utility industry experience; current position since 2011 Bobbi L. Schroeppel – VP of Customer Care, Communications and Human Resources. 20 years utility industry experience; current position since 2002 Brian B. Bird – VP and CFO. 28 years financial management experience with energy and other large industrial companies; current position since 2003 Kendall G. Kliewer – VP and Controller. 16 years finance management experience; current position since 2004

Fortnightly 40 NorthWestern Energy was recently recognized as one of the top 40 best energy companies in the United States by Fortnightly 40. The report compares shareholder value performance by looking at uniform data sets among the leading publicly traded electric and gas companies across a range of metrics. NYSE Ethics NorthWestern Energy earned an "A" from the New York Stock Exchange's Corpedia, for its Code of Conduct and Ethics, putting it in the top 2 percent of all energy and utility companies reviewed. Forbes America's Most Trustworthy Companies for 2011, 2012 & 2013 For the years 2011, 2012 and 2013, NorthWestern Corporation was recognized by Forbes as one of "America's Most Trustworthy Companies," which identifies the most transparent and trustworthy businesses that trade on the American exchanges. In the past, Forbes turned to Audit Integrity who recently merged with Corporate Library and Governance Metrics International to form GMI Ratings (GMI). GMI's quantitative and qualitative data analysis looks beyond the raw data on companies' income statement and balance sheets to assess the true quality of corporate accounting and management practices. Each year Forbes recognizes 100 companies out of over 8,000 for this foremost honor. New York Stock Exchange Century Index Created in 2012 to recognize companies that have thrived for over a century while demonstrating the ability to innovate, transform and grow through the decades of economic and social progress. Glass Lewis NorthWestern was recognized by Glass Lewis, a leading investment research and global proxy advisory firm, as one of the top 42 companies in the US for its 2011 “Say on Pay” proposals, which recognizes companies with clear disclosure and conservative policy with regards to compensation. Corporate Governance Award Finalist In 2013, for the second straight year, Northwestern Corporation was named a finalist in the category of "Best Proxy Statement (small cap)" given by the Corporate Secretary - Governance, Risk & Compliance organization. Strong Corporate Governance 7

# 2014 Earnings Guidance



Diluted Earnings Per Share
$3.00
$2.75
$2.50
$2.25
$2.00
$1.75
$1.50
GAAP Diluted EPS
Initial Guidance Range
Non-GAAP "Adjusted" EPS
$2.60-$2.75
$2.02
$2.14
$2.53
$2.66
$2.46
2009
2010
2011
2012
2013
2014E

**2014 guidance range of $2.60-$2.75 based upon, but not limited to, the following major assumptions and expectations:**

- Normal weather in our electric and natural gas service territories for 2014;
- **Excludes any hydro related transaction fees (including legal and bridge financing) and any potential income generated from the operation of the hydro assets post-closing, assuming regulatory approval;**
- Excludes any potential additional impact as a result of the FERC decision regarding revenue allocation at our Dave Gates Generating Station;
- A consolidated income tax rate of approximately 14% to 16% of pre-tax income; and
- Diluted average shares outstanding of 39.3 million.

Continued investment in our system to serve our customers and communities is expected to provide a **targeted 7-10%** total return to our investors through a combination of earnings growth and dividend yield.

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See "Non-GAAP Financial Measures" slide in appendix for "Non-GAAP "Adjusted EPS".

Track Record of Delivering Results 9 Notes: - ROE in 2011, 2012 & 2013, on a Non-GAAP Adjusted basis, would be 10.5%, 9.8% & 9.7% respectively. - 2014 ROE and 2014 Dividend payout ratio estimate based on midpoint of guidance range of $2.60- $2.75. - 2011 and 2012 Dividend Payout Ratio based upon Non-GAAP Adjusted EPS would be 60% and 62% respectively. - Details regarding Non-GAAP Adjusted EPS can be found in the “Adjusted EPS Schedule” page of the appendix Return on Equity within 9.5% - 11.0% band over the last 5 years. Annual dividend increases since emergence in 2004. 5 Year (2009-13) Avg. Return on Equity: 10.1% 5 Year (2009-13) CAGR Dividend: 3.2% Current Dividend Yield Approximately 3.5% $1.34 $1.36 $1.44 $1.48 $1.52 $1.60 40% 50% 60% 70% 80% 90% 100% 110% 120% $1.20 $1.25 $1.30 $1.35 $1.40 $1.45 $1.50 $1.55 $1.60 2009 2010 2011 2012 2013 2014E Annual Dividend Per Share Payout Ratio (based on GAAP EPS) Dividend Per Share and Payout Ratio 9.5% 9.6% 11.0% 11.0% 9.6% 9.8% 0.0% 2.0% .0% 6.0% 8.0% 0.0% 12.0% 2009 2010 2011 2012 2013 2014E Return on Equity

Total Shareholder Return 10 Ranked 5th out of 15 Peers and outperformed Peer Average as well as all indices for Total Shareholder Return since emerging from Bankruptcy in 2004. Peer group includes: ALE, AVA, BKH, CNL, EDE, EE, GXP, IDA, MGEE, PNM, POR, UIL, UNS, VVC & WR. NWE 29.48% Peer Avg. 23.35% DJU 12.7% S&P 500 32.4% 0% 5% 10% 15% 20% 25% 30% 35% 1 Year Total Return NWE 70.11% Peer Avg. 57.73% DJU 37.1% S&P 500 56.8% 0% 10% 20% 30% 40% 50% 60% 70% 80% 3 Year Total Return NWE 133.04% Peer Avg. 107.50% DJU 64.2% S&P 500 128.2% 0% 20% 40% 60% 80% 100% 120% 140% 5 Year Total Return -75% -50% -25% 0% 25% 50% 75% 100% 125% 150% 175% 200% 225% 250% 275% -75% -50% -25% 0% 25% 50% 75% 100% 125% 150% 175% 200% 225% 250% 275% Nov-04 Nov-05 Nov-06 Nov-07 Nov-08 Nov-09 Nov-10 Nov-11 Nov-12 Nov-13 Peer Minimum & Maximum S&P 500 NWE DJU Peer Avg. Investment TSR NWE .........................186% DJUA.........................149% Peer Avg....................143% S&P500......................102% Total Shareholder Return History Since Emergence (11/2/2004 to 3/31/2014) (2013) (2011-2013) (2009-2013)

$60 $70 $80 $90 $100 $110 $120 $130 2008 2009 2010 2011 2012 2013 Typical NorthWestern Electric and Natural Gas Bill (average Montana, South Dakota and Nebraska monthly residential customer bill) Electric (750 kW) Natural Gas (10 Dkt) Investment for Our Customers’ Benefit Over the past 5 years we have been reintegrating our Montana energy supply portfolio and invested to enhance system safety, reliability and capacity. We have made these enhancements with minimal impact to customers’ bills while delivering solid earnings growth for our investors. 2008-2013 CAGRs Estimated Rate Base: 12.9% GAAP Diluted EPS: 6.7% Typical electric bill: 0.5% Typical natural gas bill: (7.8%) 11 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $1,000 $1,250 $1,500 $1,750 $2,000 $2,250 $2,500 $2,750 $3,000 2008 2009 2010 2011 2012 2013 Rate Base and Earnings per Share Estimated Rate Base (Millions) GAAP Diluted EPS Rat e Ba se - Mill ions EPS -Dollars

$(200) $(150) $(100) $(50) $- $50 $100 $150 $200 $250 $300 2009 2010 2011 2012 2013 Dividends Maintenance Capex CFO CFO Less CapEx & Dividends Mil lion s While maintenance capex and total dividend payments have continued to grow since 2009 (4.1% and 4.6% CAGR respectively), Cash Flow from Operations has continued to outpace maintenance capex and averaged approximately $46 million of positive Free Cash Flow per year. We anticipate our Net Operating Loss balance to benefit our cash flow beyond 2016. Strong Cash Flows 12 (3) (1) 2009 Cash Flow from Operation (CFO) is adjusted to add back pension funding in excess of expense and Ammondson settlement paid. (2) CFO was significantly less in 2013 vs 2012 primarily due to the following: A) decrease in collection of receivables from customers of approximately $34.2 million which includes approximately $20 million associated with billing delays as a result of a new customer information system implemented in September 2013, B) $16.9 million from under collection of supply cost in our trackers, and C) higher interest payments of approximately $6.5 million. (3) See “Non-GAAP Financial Measure” slide in appendix for Free Cash Flows reconciliation. Components of Free Cash Flow (2) (1) $476 $434 $457 $255 $326 $596 $358 $429 $201 $244 $0 $100 $200 $300 $400 $500 $600 $70 2009 2010 2011 2012 2013 Mi llio ns Net Operating Loss (NOL) Carryforward Balance Federal State (Montana)

Credit Ratings 13 In January 2014, NWE was upgraded by Moody’s on both our Secured and Unsecured ratings. Moodys: A1 Fitch: A- S&P: A-

# Investment Project Summary



High
High
High
In commercial operation April 2013
In commercial operation December 2012
High
High
2014
2015
2016
2017
2018

($Millions)

| Project | Capital Spent * | Total Project Capital Opportunity Low | | High | Jurisdiction |
|---|---|---|---|---|---|
| **Energy Supply** | | | | | |
| *MT - pending hydro asset acquisition* | $0 | $900 | *to* | $900 | MPSC |
| *SD - Big Stone pollution control equipment* | $49 | $95 | *to* | $105 | SDPUC |
| *SD - Neal pollution control equipment* | $22 | $22 | *to* | $25 | SDPUC |
| *SD - Aberdeen peaking generator (60 MW)* | $55 | | | | SDPUC |
| *MT - Spion Kop - wind (40 MW)* | $84 | | | | MPSC |
| *MT - Natural gas reserves* | $101 | $101 | *to* | $200 | MPSC |
| **Distribution** | | | | | |
| *MT - Distribution System Infrastructure Project (DSIP)* | $83 | $250 | *to* | $300 | MPSC |
| | ***$394*** | ***$1,368*** | **to** | ***$1,530*** | |

* As of March 31, 2014

Note: Color / label indicate NorthWestern Energy's current probability of execution and timing of expenditures.

Several opportunities exist to further increase and diversify earnings as compared to our approximately $2.1 billion of rate base today. Figures above do not include maintenance capital investment in excess of depreciation. In September 2013, we announced the pending acquisition of 11 hydroelectric facilities from PPL Montana for $900 million. We expect to close in the second half of 2014 pending regulatory approval.

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Hydro - A Great Fit at the Right Time 15 – Strong balance sheet, low interest rates and favorable utility equity valuations to finance the transaction. – Assets valuations at favorable (lower) prices as compared to buying during high commodity price periods. Thompson Falls Dam • Existing resources with no development risk. • Location within the service territory eliminates need for additional transmission to serve our customers. • Excellent fit for our portfolio’s needs. Meets our off-peak need but we will need additional resource to meet our heavy-load needs. – Upon closing the hydro transaction we will continue to evaluate a variety of alternatives for meeting our heavy-load needs including: developing a natural gas facility, optimizing the hydro assets and market based purchases. • Non-carbon emitting - reduces environmental compliance cost and risk compared to other alternatives. • No fuel costs. Cost of service does not depend on future fuel prices. • Provides needed capacity, necessary for reliability, at the right time.

Meeting Customer Demands 16 We expect to be able to provide nearly all the power during the light load periods with some flexibility to use market purchases or other resources to meet demand during heavy load periods. The addition of the hydro generation assets into our Montana electric portfolio aligns well with forecasted customer demand. - 100,000 200,000 300,000 400,000 Hydro Owned & Contract Light Load Demand Light Load Hours (MWh's) MWh 's - 100,000 200,000 300,000 400,000 500,000 Hydro Owned & Contract Heavy Load Demand Heavy Load Hours (MWh's) MWh 'sConveyance of Kerr Dam to CSKT Conveyance of Kerr Dam to CSKT

Hydro - Montana Generation Profile 17 99% 31% 44% NWE SD NWE MT NWE Total 99% 63% 69% NWE SD NWE MT NWE Total This transaction will allow us to approximately double owned resources in MT and significantly reduce our reliance on third-party power purchase agreements and spot market purchases. Pro forma for the transaction, we anticipate over 50% of our owned and contracted generation in Montana to come from hydro and wind. 1.) Percentages based on MWh of net generation / MWh of total sales to ultimate customer. Excludes generation from Kerr. Source: 2012 FERC Form 1 – Sources and Disposition of Energy Owned Resources for Retail Use as 12/31/2012 Owned Resources – NWE 2012 Actual Owned Resources - NWE Pro Forma with Hydro(1) 127% 122% 120% 105% 102% 98% 97% 91% 84% 78% 77% 64% 60% 60% 53% 44% 0% 20% 40% 60% 80% 100% 120% 140% WR GXP EE CNL UNS IDA EDE VVC ALE AVA UIL MGEE PNM BKH POR NWE Peer Average - 93%

• Transaction announced on September 26, 2013 • Pre-filing informational meeting with the Montana PSC on October 18, 2013 • Bridge facility – entered into a $900 million 364-day senior bridge credit facility on November 12, 2013 • Filed Application for Approval to Purchase and Operate the Hydro Electric Facilities with the Montana PSC on December 20, 2013 [Docket: D2013.12.85] • Filed required applications with FERC on January 10, 2014 to transfer licenses from PPL Montana to NorthWestern Energy. In March 2014, FERC issued an order to approve the transfer for Thompson Falls, Missouri-Madison and Mystic Lake Hydro-Electric Projects and indicated they would process the transfer of the license for the Kerr Project in a separate proceeding. • On April 17, 2014, we submitted the required HSR (Hart-Scott-Rodino) Antitrust Improvements Act filing. Hydro – Process and Timeline (Past) 18 Cochrane Dam Community comments: “Repatriating” those hydroelectric facilities so that they serve Montana residents and are regulated by the Montana Public Service Commission might seem like a “no-brainer.” Why wouldn’t we want to do that? Dr. Tom Powers retired Economic Research Professor – University of Montana “I feel like it’s very important for Montana to keep Montana’s natural resources in the hands of Montana. NorthWestern Energy is a Montana company, and it’s regulated by the Public Service Commission. I know that these people have our interests at heart.” Bozeman, Montana resident “The premier energy asset is hydro and we urge the MCC to make this work.” Business owner at MPSC hosted listening session “Companies looking to move to the area want to know the current price of energy and whether the prices are stable. Even with a short term rate increase, companies want rate stability most of all.” County Economic Development Official

Hydro - Process and Timeline (Anticipated) 19 • Montana PSC hearing set for July 8, 2014 • Final day for Montana PSC to issue an order on September 16, 2014 – MPSC can extend timeline for final order if it determines that extraordinary circumstances require additional time. • On approval, we plan to close into permanent financing up to $500 million of debt, up to $400 million of equity and up to $50 million of free cash flows. If capital market access is limited we have the option of closing into the $900 million committed Bridge Facility with Credit Suisse and Bank of America Merrill Lynch. • For additional information visit: http://www.northwesternenergy.com/hydroelectric-facilities Black Eagle Dam Community comments: “We feel that even if there is an increase in our rates of our electricity, the long-term stabilization of rates for our city of Havre, as a large consumer in this area, would be nothing but beneficial for all the citizens in this area.” Doug Kaercher – Finance Director for the city of Havre, MT “This needs to happen and it is supported by everyone throughout the state.” Billings Area Chamber of Commerce “This is a wonderful and unbelievable opportunity. Is there another power company in the country that can say that over 50% of its energy comes from renewables?” Montana resident at MPSC-hosted listening session “This opportunity will not come again and we must keep the dams owned by a company that operates here in Montana.” Montana resident at MPSC-hosted listening session “Most Montana communities see economic development as their number one priority. The availability of abundant, predictable, low cost electrical energy was a great drawing card for businesses to Montana prior to the sale of these generating facilities. It seems that we would want to have that drawing card back.” John Cote, Business Consultant Montana

Big Stone and Neal Air Quality Projects 20 Big Stone Power Plant Neal Power Plant Big Stone Neal Location Northeast South Dakota Northwest Iowa Ownership 23.4% of 475 MW coal plant 8.7% of 644 MW coal plant Project Subject to Best Available Retrofit Technology (BART) requirements of the Regional Haze Rule and are installing an Air Quality Control System (AQCS) to reduce SO2, NOx and particulates Subject to comply with national ambient air quality standards and Mercury & Air Toxics Standards (MATS) and are installing a scrubber, a baghouse, activated carbon and a selective non-catalytic reduction system Capital Outlay Capitalized approximately $49M through 3/31/14. Estimated total share of project is expected to be $95M-$105M including AFUDC and overheads Capitalized approximately $22M through 3/31/14, which is our total share of this project including AFUDC and overheads Timeline Project is on time and expected to be completed by 2016 Project was substantially completed in 2013, ahead of schedule, and is currently in service

Southern Bear Paw Transaction 21 • Finalized acquisition of Bear Paw South – On December 2, 2013, we finalized the purchase of 63 Bcf proven reserves and 82% interest in Havre Pipeline Company for $68.7 million. – Our largest natural gas reserves acquisition to date adding 29 employees to our 14 existing gas production employees. – The Montana PSC approved the structure of the transaction in October 2013 – With this transaction, we now manage an additional 900 wells and 82 miles of transmission in the Bear Paw Basin. – We will utilize our natural gas tracker to recover cost of gas similar to Battle Creek initially and Bear Paw North currently. • 20 Year levelized price of approximately $4.10 per dekatherm – Based upon 2014 estimates, this transaction increased owned supply for our Montana retail customers from approximately 8% to 32%. – At the time of the announced acquisition of the Bear Paw South reserves, we initially communicated the purchase, in the first year, would bring our owned production to 37% of our Montana requirements. A common characteristic of all natural gas production fields is declining annual production over time. We estimate our owned production will supply 32% of our projected 2014 retail natural gas needs in Montana. Blaine County Montana Compressor Station

Natural Gas Reserves Opportunity 22 We continue to pursue opportunities to secure low cost gas reserves for our customers. • Remaining 18% unfilled position to reach our targeted 50% owned supply. • Other potential opportunities to procure reserves to provide up to 50% (or 3-4 Bcf of natural gas annually) for Dave Gates Generating Station and our leased Basin Creek facility to also ensure fuel price stability for our electric customers. As we continue to add to our natural gas reserves portfolio, we anticipate a reduction in supply costs volatility for our customers. Battle Creek Bear Paw North Bear Paw South Announcement 9/22/2010 9/4/2012 5/28/2013 Purchase Price ($M) $12.4 $19.5 $68.7 Assets 8.4 Bcf of proven producing reserves plus gathering system 13.4 Bcf of proven producing reserves plus gathering system 63 Bcf of proven producing reserves plus gathering and 82 mile transmission line Recovery Status Rate Based Tracker Tracker (s tarted Dec. 2013) $- $20 $40 $60 $80 $100 $120 $140 $160 Transmission, Distribution & Storage Costs Natural G s Supply Co s 10 Year Fluctuation in a 100 Therm Bill (Montana Residential Customers of NorthWestern)

Distribution System Infrastructure Project 23 • Montana Distribution System Infrastructure Project (DSIP) to maintain a safe and reliable electric and natural gas distribution system. – The primary goals: reverse the trend in aging infrastructure, maintain reliability, proactively manage safety, build capacity into the system, and prepare our network for the adoption of new technologies. – Based on our current plans, along with the MPSC's approval of the accounting order, we believe DSIP-related expenses and capital expenditures will be recovered in base rates through future general rate cases. ($millions) CAPEX O&M CAPEX O&M CAPEX O&M CAPEX O&M Electric Utility Total $59 $17 $45 $7 $127 $32 $231 $56 Natural Gas Utility Total 18 2 7 1 27 14 52 17 Other Total 4 6 - 1 0 9 4 16 Project Total $81 $25 $52 $9 $154 $55 $287 $89 Accounting Order ($13) $3 $10 $0 Estimated P&L Impact $12 $12 $65 $89 BudgetActual 2011 - 2013 2014 2015 - 2017 2011-17 Total Estimated Cost w/inflation

$182 $200 $170 $156 $147 $52 $50 $50 $50 $38 $29 $- $50 $100 $150 $200 $250 $300 2014 2015 2016 2017 2018 $M illio ns Capital Spending Maintenance Capex Distribution System Infrastructure Project (DSIP) Energy Supply (primarily SD environmental projects) Capital Spending 24 DSIP – Distribution System Infrastructure Project - $202 million over the next 4 years. Energy Supply includes the planned environmental spending in South Dakota on Big Stone power plant. *Similar to DSIP, Transmission System Infrastructure Project (TSIP) intends to move us beyond basic compliance by evaluating the overall performance and health of our electric and natural gas transmission system. TSIP would prioritize and address transmission needs for the long-term benefit of our customers. Capital spending projections do not include potential future electric or natural gas energy supply additions, maintenance capital associated with our pending hydro acquisition, or capital related to our electric and gas TSIP*. Source: 2013 10-K.

Dave Gates Generating Station Update (DGGS) 25 • We operate a transmission system and balancing authority within Montana and are responsible for providing safe and reliable electric services to both retail and wholesale customers, or face stiff penalties for non-compliance. • DGGS was designed and constructed to provide NorthWestern with a resource to meet this important obligation. • Montana Public Service Commission provided pre-approval of the project in March 2009 with the groundbreaking in August. • Necessity of the plant has never been in question with the parties, including FERC Staff, agreeing through stipulation to a total revenue requirement. • The facility was completed on time and nearly $20 million under budget in December 2010 and is operating precisely as intended. • On September 21, 2012, a FERC Administrative Law Judge (ALJ) Initial Decision concluded that a significant portion of DGGS costs could not be allocated to wholesale customers, deviating from the previously approved allocation methodology. – We have been recognizing revenue consistent with the initial decision and have $27.0 million reserved and subject to refund as of 3/31/14. • On April 17, 2014, nearly three and a half years after plant completion and almost 20 months after the ALJ’s initial decision, FERC issued an order affirming the initial decision. • We are reviewing the decision and have 30 days to determine if we will pursue our full appellate rights through rehearing to FERC. If unsuccessful on rehearing we could appeal to a United States Circuit Court of Appeals. As a result, we are be required to evaluate the order and our alternatives to determine if an impairment charge on DGGS will be required. Excluding any potential one-time resulting impairment charge, we continue to affirm our current 2014 earnings guidance of $2.60 - $2.75 per diluted share.

Conclusion 26 Fully- regulated utility Best practices corporate governance Strong track record of earnings and dividend growth Strong cash flows aided by Net Operating Loss (NOL) carryforwards Realistic investment opportunities to invest Free Cash Flow Aberdeen Peaker Plant Ground Breaking October 14, 2011 Aberdeen Peaker Plant Ribbon Cutting July 23, 2013

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FERC’s April 17, 2014 Order 28 Relying on the regulatory process to provide an equitable outcome should be as American as…. apple pie.